                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                        MICROCIDE PHARMACEUTICALS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
         2)      Form, Schedule or Registration Statement No.:
         3)      Filing Party:
         4)      Date Filed:

                                      LOGO

                                 April 14, 1997

Dear Shareholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Microcide Pharmaceuticals, Inc. to be held on Tuesday, May 13, 1997 at 10 a.m. at Microcide's offices located at 850 Maude Avenue, Mountain View, California. The Notice of the Annual Meeting and the Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

I hope you will be able to join us. If you are unable to attend this year's meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

Thank you for your interest and participation in the affairs of Microcide Pharmaceuticals.

                                          Sincerely,

                                    LOGO

                                          James E. Rurka
                                          President and Chief Executive Officer

                        MICROCIDE PHARMACEUTICALS, INC.
850 MAUDE AVENUE - MOUNTAIN VIEW - CALIFORNIA 94043 - (415) 428-1550 - FAX (415)
                                    428-3550

                        MICROCIDE PHARMACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 1997 at 10:00 a.m. local time, at the Company's offices located at 850 Maude Avenue, Mountain View, California 94043 for the following purposes:

     1. To elect three Class I directors for a term of three years to expire at the Company's 2000 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1996 Director Option Plan (the "Director Plan") to increase the initial option grant to directors of the Company from 12,000 to 16,000 shares.

     3. To increase the number of shares of Common Stock reserved for issuance under the Company's 1993 Amended Incentive Stock Plan from 1,380,000 to 1,880,000 shares.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By order of the Board of Directors

                                                           LOGO
                                          Michael J. O'Donnell
                                          Secretary

Mountain View, California
April 14, 1997

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                        MICROCIDE PHARMACEUTICALS, INC.

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices located at 850 Maude Avenue, Mountain View, California 94043. The Company's telephone number at that address is (415) 428-1550.

     The Company reincorporated in the State of Delaware in February 1996. In this Proxy Statement, the "Company" shall refer to the Company and, as applicable, to its predecessor, Microcide Pharmaceuticals, Inc., a California corporation.

     These proxy solicitation materials were mailed on or about April 14, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on March 31, 1997 are entitled to notice of the meeting and to vote at the meeting. At the record date, 10,781,531 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 136 stockholders.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING PROCEDURE

     Each stockholder is entitled to one vote for each share held. In the election of directors, each stockholder will be entitled to vote for three nominees, and the three nominees with the greatest number of votes will be elected. On all other matters, each share has one vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must have been received by the Company no later than December 14, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) the Company's Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for fiscal year 1996 exceeded $100,000 (together, the "Named Officers") and (iv) all executive officers and directors as a group.

                       FIVE PERCENT STOCKHOLDERS,
                    DIRECTORS AND EXECUTIVE OFFICERS                NUMBER       PERCENT
        ---------------------------------------------------------  ---------     -------
        Entities Affiliated with Institutional Venture
          Partners(1)............................................  1,600,034       14.8%
          3000 Sand Hill Road
          Menlo Park, CA 94025
        Entities Affiliated with Kleiner Perkins Caufield &
          Byers(2)...............................................    951,191        8.8%
          2750 Sand Hill Road
          Menlo Park, CA 94025
        Johnson & Johnson Development Corporation................    571,429        5.3%
          1 Johnson & Johnson Plaza
          New Brunswick, NJ 08933
        Pfizer Inc...............................................    571,429        5.3%
          Eastern Point Road
          Groton, CT 06340
        Entities Affiliated with Atlas Ventures(3)...............    533,333        4.9%
          222 Berkeley Street
          Boston, MA 02116
        New Enterprise Associates VI.............................    533,333        4.9%
          1119 St. Paul Street
          Baltimore, MD 21202
        Abingworth Bioventures(4)................................    293,170        2.7%
          Abingworth Management Limited
          26 St. James's Street
          London SW1A 1HA
          United Kingdom
        David Schnell, M.D.(5)...................................    936,879        8.7%
          Kleiner Perkins Caufield & Byers
          2750 Sand Hill Road
          Menlo Park, CA 94025
        Joseph S. Lacob(6).......................................    914,312        8.5%
          Kleiner Perkins Caufield & Byers
          2750 Sand Hill Road
          Menlo Park, CA 94025
        L. James Strand, M.D.(1).................................  1,600,034       14.8%
          Institutional Venture Partners
          3000 Sand Hill Road, Bldg. 2, Ste. 290
          Menlo Park, CA 94025
        Hugh Y. Rienhoff, Jr., M.D.(4)...........................    293,170        2.7%
          Abingworth Management Limited
          26 St. James's Street
          London SW1A 1HA
          United Kingdom
        Keith A. Bostian, Ph.D.(7)...............................    299,500        2.8%
        James E. Rurka(8)........................................    216,400        2.0%
        John P. Walker...........................................     20,000          *
        Matthew J. Hogan(9)......................................     18,250          *
        All directors and executive officers as a group (8
          persons)(10)...........................................  3,398,545       31.5%

---------------
  *  Less than 1%

 (1) L. James Strand, M.D., a director of the Company, is a General Partner of Institutional Venture Management V. Includes 1,553,666 shares held by Institutional Venture Partners V, L.P., 26,368 shares held by Institutional Ventures Management V, L.P., 8,000 shares held by the L. James & Laura Strand Trust of which Dr. Strand is a trustee, and 12,000 shares issuable to Dr. Strand pursuant to options exercisable within 60 days of March 31, 1997.

 (2) Joseph S. Lacob, Chairman of the Board of the Company, is a General Partner of Kleiner Perkins Caufield & Byers. David Schnell, M.D., a Director of the Company, is a Venture Limited Partner of Kleiner Perkins Caufield & Byers VI Associates, which is the General Partner of Kleiner Perkins Caufield & Byers VI ("KPCB VI") and Kleiner Perkins Caufield & Byers VI Founders Fund ("KPCBFF"). Includes 727,987 shares held by KPCB VI, 172,013 shares held by KPCBFF, 14,312 shares held by Mr. Lacob, and 36,879 shares held by Dr. Schnell.

 (3) Includes 200,000 shares held by Atlas Venture Europe Fund BV and 333,333 shares held by Atlas Venture Fund II.

 (4) Hugh Y. Rienhoff, Jr., M.D., a Director of the Company, is a Director of Abingworth Management Limited. Abingworth Bioventures is an entity solely owned and controlled by Abingworth Management Limited.

 (5) Includes 727,987 shares held by KPCB VI, 172,013 shares held by KPCBFF, and 36,879 shares held by Dr. Schnell.

 (6) Includes 727,987 shares held by KPCB VI, 172,013 shares held by KPCBFF, and 14,312 shares held by Mr. Lacob.

 (7) Includes 264,000 shares held by Dr. Bostian, 16,000 shares held by Arthur Weil as Trustee for Dr. Bostian's children with respect to which Dr. Bostian disclaims beneficial ownership, 2,000 shares held by Dr. Bostian as Custodian for Dr. Bostian's children, and 17,500 shares issuable to Dr. Bostian pursuant to options exercisable within 60 days of March 31, 1997.

 (8) Includes 150,650 shares held by Mr. Rurka and 65,750 shares issuable to Mr. Rurka pursuant to options exercisable within 60 days of March 31, 1997.

 (9) Includes 5,750 shares held by Mr. Hogan and 12,500 shares issuable to Mr. Hogan pursuant to options exercisable within 60 days of March 31, 1997.

(10) Includes 107,750 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

LEGAL PROCEEDINGS

     The Company is not a party to any legal proceeding.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Restated Certificate of Incorporation and Bylaws provide for a Board of Directors that is divided into three classes. The directors in Class I hold office until the 1997 Annual Meeting of Stockholders, the directors in Class II hold office until the 1998 Annual Meeting of Stockholders, and the directors of Class III hold office until the 1999 Annual Meeting of Stockholders (or, in each case, until their successors are duly elected and qualified or their earlier resignation, removal from office or death), and, after each such election, the directors in each such case will then serve in succeeding terms of three years and until their successors are duly elected and qualified.

     The Company currently has seven directors, with three directors in Class I, two directors in Class II, and two directors in Class III. The terms of office of the Class I directors, Joseph S. Lacob, David Schnell, M.D. and L. James Strand, M.D. expire at the 1997 Annual Meeting of Stockholders. The terms of office of Class II directors John P. Walker and Hugh Y. Rienhoff, Jr., M.D. expire at the Company's 1998 Annual Meeting of Stockholders. The terms of office of the Class III directors James E. Rurka and Keith A. Bostian, Ph.D. expire at the 1999 Annual Meeting of Stockholders. In addition, there currently exists one vacancy on the Company's Board of Directors, for a Class II director, created by the resignation of director Jon S. Saxe. Mr. Saxe did not resign from the Company's Board of Directors due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Pursuant to
Section 223 of Delaware General Corporation Law, this vacancy may be filled by the vote of the majority of directors serving on the Company's Board of Directors. If a director is appointed by the Board of Directors to fill this vacancy prior to the 1998 Annual Meeting of Stockholders, such director will be classified as a Class II director and such director's term of office will expire at the 1998 Annual Meeting of Stockholders. If such vacancy is not filled by the Board of Directors prior to the 1998 Annual Meeting of Stockholders, a new director to fill such vacancy will be elected by the stockholders at such meeting.

     Three Class I directors are to be elected at the 1997 Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders.

     The nominees, and certain information about them as of December 31, 1996, are set forth below:

                                                                       DIRECTOR
     NAME OF DIRECTOR       AGE            COMPANY POSITIONS            SINCE
--------------------------  ---   -----------------------------------  --------
Joseph S. Lacob (1)         41    Chairman of the Board of Directors     1992
David Schnell, M.D.(2)      36    Director                               1992
L. James Strand, M.D.(2)    55    Director                               1993

---------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Joseph S. Lacob, Chairman of the Board, has served as a Director of the Company since December 1992. Mr. Lacob, a Partner with Kleiner Perkins Caufield & Byers since May 1987, has participated in investments in over 30 new life science companies. He is Chairman of the Board of CellPro, Inc. and he is a Director of Pharmacyclics, Inc., Heartport and several other life science companies. Mr. Lacob has served as General

Manager for FHP International, as a management consultant with Booz, Allen & Hamilton and as a Marketing Manager at Cetus Corporation. Mr. Lacob received a B.S. in Biochemistry from University of California, Irvine, a M.P.H. from University of California, Los Angeles and a M.B.A. from Stanford University Graduate School of Business.

     David Schnell, M.D., has served as a Director of the Company since December 1992 and is a Founder of the Company. He has been a Partner at Kleiner Perkins Caufield & Byers since January 1994 where he leads the firm's investments in health care services and information systems. From 1987 to December 1993, he was a marketing and business development executive at Sandoz Pharmaceuticals Corporation. From January 1992 to December 1993, he managed Sandoz' venture capital activities and with Avalon Medical Partners founded the Company. Dr. Schnell is the founding President of Healtheon Corporation and serves on the Board of Directors of Neurocrine Biosciences and several privately-held companies. Dr. Schnell received a B.S. in Biological Sciences and an A.M. in Health Services Research from Stanford University and a M.D. from Harvard University.

     L. James Strand, M.D., became a Director of the Company in January 1993. Dr. Strand joined Institutional Venture Partners as a Consultant in 1987, was named a Venture Partner of Institutional Venture Partners in 1993 and a General Partner of Institutional Venture Management V in 1994. Prior to joining IVP full time, Dr. Strand was President of Advanced Marketing Decisions, a biomedical marketing and product development consulting company. Previously, he was Vice President of Medical Affairs and Director of Marketing Planning at Syntex Laboratories, Medical Director and Chairman of the Product Assessment Committee at Alza and CEO and Director of both DDI Pharmaceuticals and Laserscope. He is currently a Director of Accordant Health Services, Aviron and Prograft. He was Assistant Professor of Medicine at University of Texas Southwestern Medical School in Dallas. Dr. Strand holds a B.S., M.A. and M.D. from University of California, San Francisco and a M.B.A. from Santa Clara University.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE 1997 ANNUAL MEETING

     The names and certain other information about the Directors whose terms of office continue after the 1997 Annual Meeting are set forth below:

                                                                                      DIRECTOR
      NAME OF DIRECTOR        AGE                  COMPANY POSITIONS                   SINCE
----------------------------  ---   ------------------------------------------------  --------
James E. Rurka                51    President, Chief Executive Officer and Director     1994
Keith A. Bostian, Ph.D.       45    Chief Operating Officer and Director                1992
Hugh Y. Rienhoff, Jr., M.D.   44    Director                                            1994
John P. Walker                48    Director                                            1995

     Mr. Rurka's and Dr. Bostian's backgrounds are summarized under "Executive Officers" below.

     Hugh Y. Rienhoff, Jr., M.D., became a Director of the Company in July 1994. Dr. Rienhoff is a Director at Abingworth Management Limited, where his focus is on biotechnology and healthcare information systems. Prior to joining Abingworth, Dr. Rienhoff was a Partner at New Enterprise Associates. Prior to joining New Enterprise Associates in July 1992, Dr. Rienhoff was a member of the faculty in the Department of Molecular Biology and Genetics at The Johns Hopkins University School of Medicine from July 1989 through June 1992. Dr. Rienhoff trained in internal medicine and human genetics at Johns Hopkins Hospital, and received a B.A. in English and Biology at Williams College and a M.D. from The Johns Hopkins University.

     John P. Walker became a Director of the Company in December 1995. He has been President, Chief Executive Officer and a Director of Arris Pharmaceutical Corporation since February 1993. From September 1991 to January 1993 he was a General Partner of Alpha Venture Partners. From June 1986 to January 1991, Mr. Walker was Chairman, President and Chief Executive Officer of Vitaphore Corporation, a company which was acquired in April 1990 by Union Carbide Chemicals and Plastics Company Inc. Following that acquisition, Mr. Walker served as the latter company's Vice President, Biomaterials Systems from January 1991 to September 1991. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales, and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker received a B.A. from State University of New York at Buffalo and conducted graduate studies at Northwestern University for Management. He serves as a director of one private company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held seven meetings and took action by written consent five times during fiscal 1996. Mr. Saxe attended five of the seven Board Meetings. Each other incumbent director attended at least 75% of the meetings of the Board of Directors during fiscal 1996.

     The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The Board of Directors has no nominating committee or any other committee performing a similar function.

     Directors David Schnell, M.D., L. James Strand, M.D. and John P. Walker serve on the Compensation Committee, which sets guidelines for hiring, salaries and incentive compensation for employees of the Company other than executive officers, and makes recommendations to the Board of Directors with regard to salaries and incentive compensation for executive officers of the Company. Mr. Rurka, President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that Mr. Rurka is excluded from discussions regarding his own salary and incentive compensation. The Compensation Committee held one meeting during fiscal 1996. Each Compensation Committee member attended the committee meeting.

     Directors Joseph S. Lacob and Hugh Y. Rienhoff, Jr., M.D. serve on the Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting during fiscal 1996. Mr. Lacob and Dr. Rienhoff each attended the committee meeting.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are entitled to participate in the Company's 1996 Director Option Plan. Each individual who becomes a non-employee Board member for the first time on or after the date of adoption of the plan (February 1996) will automatically be granted an option to purchase 16,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual was not immediately prior to such time employed by the Company. Such options are exercisable at a price equal to the fair market value of the Company's Common Stock on the date the option is granted, and the right to exercise the shares subject to the option vests over a four-year period. Thereafter, at each annual stockholders' meeting beginning with this 1997 Annual Meeting, each non-employee director with at least six months of service on the Board of Directors will automatically be granted an option to purchase 4,000 shares of Common Stock. Such options are exercisable at a price equal to the fair market value of the Company's Common Stock on the date the option is granted, and the right to exercise the shares subject to the option vests over a one-year period. See "Proposal No. 2: Amendment of 1996 Director Option Plan."

     Directors otherwise have received no fees for services provided in that capacity but have been reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors meetings. Beginning in May 1997, the Company will pay each non-employee director $1,000 for each Board of Directors meeting which such director attends in person and $500 for each committee meeting which such committee member attends in person. Directors will receive no compensation for meetings attended by telephone or for actions taken by written consent.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                    VOTE "FOR" THE ELECTION OF THE NOMINEES

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     The executive officers of the Company and certain information about them as of December 31, 1996 are listed below:

    NAME OF NOMINEE         AGE                 COMPANY POSITIONS
------------------------    ----    -----------------------------------------
James E. Rurka               51     President, Chief Executive Officer and
                                    Director
Keith A. Bostian, Ph.D.      45     Chief Operating Officer and Director
Matthew J. Hogan             36     Chief Financial Officer

     James E. Rurka, President, Chief Executive Officer and a Director, joined the Company in February 1994. From August 1983 to December 1993 he was with Cetus Corporation and Chiron Corporation where he was most recently President of the Cetus Oncology Division. Prior to joining Cetus Corporation, Mr. Rurka held several group marketing and product management positions at Bristol Laboratories and Schering Laboratories. Mr. Rurka holds a B.A. in English with a minor in Business from Seton Hall University, and he attended Seton Hall University Graduate School of Business.

     Keith A. Bostian, Ph.D., Chief Operating Officer and a Director, was a founder of the Company in December 1992. From June 1987 through December 1992 he was employed at Merck Research Laboratories, where he was Executive Director of Microbiology and Molecular Genetics. Dr. Bostian was an Assistant and Adjunct Associate Professor of Biology in the Division of Biology at Brown University from 1982 to 1990 and was elected to the American Academy of Microbiology in 1993. Dr. Bostian received a B.A. in Biology and Chemistry from Augustana College and a Ph.D. in Biochemistry from Queen Mary College, University of London.

     Matthew J. Hogan, Chief Financial Officer, joined the Company in May 1996. Prior to joining the Company, he held various positions since 1986 in the investment banking group at Merrill Lynch & Co., most recently as a Director focusing on the biotechnology/pharmaceutical sector. Mr. Hogan holds a B.A. in Economics from Dartmouth College and a M.B.A. from the Amos Tuck School of Business Administration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1993, Institutional Venture Partners transferred to L. James Strand, M.D., a Director of the Company, and a General Partner of Institutional Venture Partners, 8,000 shares of Series A Preferred Stock of the Company in consideration of Dr. Strand's assistance on behalf of the Company. The Series A Preferred Stock converted into Common Stock in connection with the Company's initial public offering in May 1996.

     Prior to his appointment as a Director of the Company, pursuant to a letter agreement dated August 2, 1993, as revised and superseded by letter agreements dated August 30, 1993 and September 20, 1993, which terminated in July 1995, Jon
S. Saxe, a director of the Company from October 1993 to March 1997, agreed to provide consulting services to the Company on business development issues in exchange for $1,333 per consulting day in cash and 267 shares of Common Stock of the Company per consulting day. Mr. Saxe received $3,048 and 1,000 shares of Common Stock in 1993, $12,609 in 1994 and $15,422 and 5,040 shares of Common Stock in 1995 for consulting services rendered to the Company. Mr. Saxe resigned from the Company's Board of Directors in March 1997.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPENSATION TABLES

     SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for fiscal year 1996 exceeded $100,000 (collectively the "Named Officers").

                                                    ANNUAL COMPENSATION
                                            -----------------------------------     LONG-TERM
                                   FISCAL                          OTHER ANNUAL    COMPENSATION       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR     SALARY    BONUS(1)    COMPENSATION    OPTIONS/SARS    COMPENSATION(2)
---------------------------------- ------   --------   ---------   ------------   --------------   ---------------
James E. Rurka, President          1995     $254,166    $ 50,000     $ 35,721(3)      60,000(4)        $   723
  and Chief Executive Officer      1996      260,000      91,000       13,465(5)      75,000(6)            758
Keith A. Bostian, Ph.D.,           1995      244,391      50,000       70,433(7)          --             5,118
  Chief Operating Officer          1996      250,000      75,000           --         40,000(8)          5,642
Matthew J. Hogan,
  Chief Financial Officer(9)       1996       92,115      37,500        9,242(10)     50,000(11)           238

---------------

 (1) Represents bonuses earned by the Named Officer based upon his performance in the year noted but paid in the subsequent year.

 (2) Represents amounts paid by the Company on behalf of the officer for term life insurance policies (the proceeds of which are payable to the officer's beneficiaries).

 (3) Represents the portion of a forgivable loan for moving, housing and other expenses incurred by Mr. Rurka in connection with relocating to the Company's geographic region attributed to 1995 compensation.

 (4) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 60,000 shares of Common Stock at a price of $0.375 per share was granted to Mr. Rurka in December 1995. As of December 31, 1996, such option was vested with respect to 42,500 shares of Common Stock. Such option vested at the rate of 1/4th of the shares on the first anniversary of Mr. Rurka's date of hire and vests on a monthly basis over the subsequent three years.

 (5) Represents the portion of a forgivable loan for moving, housing and other expenses incurred by Mr. Rurka in connection with relocating to the Company's geographic region attributed to 1996 compensation.

 (6) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 75,000 shares of Common Stock at a price of $2.50 per share was granted to Mr. Rurka in March 1996. As of December 31, 1996, such option was vested with respect to 14,063 shares of Common Stock. Such option vests on a monthly basis over a four-year period after the date of grant subject to the Company's achievement of certain milestones in 1996; such milestones were achieved.

 (7) Represents reimbursement for taxes incurred by Dr. Bostian as a result of the payment by the Company in 1994 of $100,908 of moving, housing and other expenses incurred by Dr. Bostian in connection with relocating to the Company's geographic region.

 (8) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 40,000 shares of Common Stock at a price of $2.50 per share was granted to Dr. Bostian in March 1996. As of December 31, 1996, such option was vested with respect to 7,500 shares of Common Stock. Such option vests on a monthly basis over a four-year period after the date of grant subject to the Company's achievement of certain milestones in 1996; such milestones were achieved.

 (9 Mr. Hogan joined the Company in May 1996.

(10) Represents reimbursement of expenses incurred by Mr. Hogan in connection with relocating to the Company's geographic region attributed to 1996 compensation.

(11) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 50,000 shares of Common Stock at a price of $10.25 per share was granted to Mr. Hogan in May 1996. Such option vests at the rate of 1/4 of the shares on the first anniversary of the date of grant of the option and vests on a monthly basis over the subsequent three years.

     EMPLOYMENT CONTRACTS. In February 1994, the Company entered into an employment agreement with James E. Rurka, President and Chief Executive Officer and a Director of the Company, for a three-year term. Pursuant to such agreement, Mr. Rurka receives an annual base salary of $260,000. Mr. Rurka's salary will be increased in 1997. Also pursuant to such agreement, Mr. Rurka purchased 140,000 shares of Common Stock at $0.25 per share, as to which shares the Company has a right of repurchase which lapses over a four-year period subject to Mr. Rurka's continued employment with the Company, and was provided an option to purchase an additional 60,000 shares of Common Stock based on Mr. Rurka's having met certain bonus objectives. In addition, the Company provided Mr. Rurka, pursuant to the agreement, a forgivable loan to cover certain relocation expenses.

     In December 1992, the Company entered into an employment agreement with Keith A. Bostian, Ph.D., Chief Operating Officer and a Director, for a three-year term which provides for a minimum annual salary of $150,000 subject to annual review and increase by mutual agreement, in addition to a guaranteed annual bonus of $79,000. Also pursuant to such agreement, Dr. Bostian purchased 256,000 shares of Common Stock at a purchase price of $0.005 per share subject to vesting over a four-year period at the rate of 1/48th of such shares each month based upon continued employment. The Company subsequently agreed with Dr. Bostian to modify his compensation to an annual salary of $250,000, with no guaranteed bonus, and with such salary to be increased in 1997. The Company's employment agreement with Dr. Bostian was automatically renewed for an additional term of one year on January 11, 1996 and provides for further automatic renewal for successive terms of one year each unless either party gives notice of cancellation 90 days prior to such renewal.

     The Company currently has no other compensatory plan or arrangement with any of the Named Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

STOCK OPTION INFORMATION

     OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended December 31, 1996. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                 % OF TOTAL                                  VALUE AT ASSUMED
                                                  OPTIONS                                  ANNUAL RATE OF STOCK
                                                 GRANTED TO                                 PRICE APPRECIATION
                                                 EMPLOYEES      EXERCISE                    FOR OPTIONS TERM(2)
                                   OPTIONS       IN FISCAL        PRICE       EXPIRATION   ---------------------
              NAME                GRANTED(1)        YEAR        PER SHARE       DATE          5%          10%
--------------------------------  ----------     ----------     ---------     ---------    --------     --------
James E. Rurka, President,
  Chief Executive Officer
  and Director..................    75,000          19.0%        $  2.50      03/07/06     $117,918     $298,827
Keith A. Bostian, Ph.D.,
  Chief Operating Officer
  and Director..................    40,000          10.1%           2.50      03/07/06       62,889      159,374
Matthew J. Hogan, Chief
  Financial Officer.............    50,000          12.7%          10.25      05/06/06      322,308      816,793

---------------

(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. The Company's 1993 Amended Incentive Stock Plan (the "Incentive Plan") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plan at an exercise price no less than fair market value on the date of grant. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the Common Stock. Non-qualified options may be granted at an exercise price of no less than 85% of fair market value on the date of grant. Options generally become exercisable as to 25% of the shares subject to the option one year after the date of grant, and as to the remainder in equal monthly installments over the succeeding 36 months. Options generally terminate on the earlier of thirty days after termination of the optionee's employment by or services to the Company, or ten years after grant.

(2) The 5% and 10% assumed annualized rates of compound stock price appreciation are based on the exercise prices shown in the table, are mandated by the rules of the Securities and Exchange Commission, and do not represent the Company's estimate or a projection by the Company of future Common Stock prices.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
VALUES. The following table sets forth certain information concerning the number of options exercised by the Named Officers during the fiscal year ended December 31, 1996, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 31, 1996 ($10.00 per share).

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF                  VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                              SHARES                        DECEMBER 31, 1996               DECEMBER 31, 1996
                            ACQUIRED ON     VALUE      ----------------------------    ----------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------  -----------    --------    -----------    -------------    -----------    -------------
James E. Rurka............       0            $0          56,563          78,437        $ 514,535       $ 625,465
Keith A. Bostian, Ph.D....       0             0          14,375          35,625          122,422         273,828
Matthew J. Hogan..........       0             0               0          50,000                0               0

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. The Committee during 1996 consisted of directors David Schnell, M.D., L. James Strand, M.D., and John P. Walker. The following is the report of the Committee describing the compensation policies and rationales applicable to the

Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 1996.

  Compensation Philosophy

     The goal of the Company's compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. Compensation for the Company's executive officers consists of a base salary and potential cash bonus, as well as potential incentive compensation through stock options and stock ownership. Although in 1996 the Company had no formal incentive bonus program, the Company has historically paid cash bonuses to executive officers as set forth below. The Company plans to implement a formal incentive cash bonus plan for 1997. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

  Base Salary

     The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within the Company's principal competitors, and internal comparability considerations. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

  Incentive Bonuses

     Although the Company had no formal incentive bonus plan in 1996, the executive officers of the Company are eligible to receive incentive cash compensation based upon achievement of individual and corporate goals. The amounts of such cash bonuses for executive officers other than the Chief Executive Officer are based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee and the Board of Directors. The amount of any cash bonus for the Chief Executive Officer is determined by the Compensation Committee subject to the review and approval of the Board of Directors. The Company plans to implement a formal incentive bonus plan in 1997.

  Long-Term Incentives

     The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1993 Amended Incentive Stock Plan and the opportunity to purchase stock under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

     The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees may purchase Common Stock through payroll deductions in semi-annual offerings at a price equal to the lower of 85% of the closing price on the applicable offering commencement date or 85% of the closing price on the applicable offering termination date. The Company has reserved 120,000 shares of Common Stock for issuance to employees.

  Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 1996, James E. Rurka received a base salary of $260,000. Mr. Rurka's salary was determined on the basis of negotiations between the Board of Directors and Mr. Rurka with due regard for his qualifications, experience, prior salary, and competitive salary information. Mr. Rurka's base salary for 1996 was established in part by comparing the base salaries of Chief Executive Officers at other biotechnology and pharmaceutical companies of similar size. Mr. Rurka received a $50,000 bonus in 1996 based upon his performance during 1995 and received a $91,000 bonus in 1997 based upon his performance during 1996. As with other executive officers, Mr. Rurka's total compensation was based on the Company's accomplishments and the Chief Executive Officer's contribution thereto, including the collaborations with Ortho Pharmaceutical Corporation and the R.W. Johnson Pharmaceutical Research Institute (Johnson & Johnson companies), Daiichi Pharmaceutical Co., Ltd., and Pfizer Inc, and the Company's initial public offering.

SECTION 162(M)

     The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the Proxy Statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

     In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:
                                          COMPENSATION COMMITTEE

                                          David Schnell, M.D., Chairman
                                          L. James Strand, M.D.
                                          John P. Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee consisted of David Schnell, M.D.,
L. James Strand, M.D. and John P. Walker. No member of the Compensation Committee, as constituted during 1996, was a former or current officer or employee of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that (i) Mr. Hogan's initial Form 3 due in May 1996 was filed on July 9, 1996, and (ii) no Forms 4 were filed for Mr. Rurka, Mr. Hogan and Dr. Bostian with respect to purchases of shares in the Company's May 1996 initial public offering, and such purchases were subsequently reported on Forms 5.

CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return on the Company's Common Stock from the effective date of the Company's initial public offering on May 14, 1996 through December 31, 1996 for the Company, the Nasdaq National Market Index and the Nasdaq Pharmaceutical Index. The Nasdaq Pharmaceutical Index represents all companies trading on the Nasdaq National Market under the Standard Industrial Code for pharmaceutical companies, including biotechnology companies. The graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of companies like Microcide are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the prices of biopharmaceutical stocks.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
         AMONG MICROCIDE PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET
                   INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

                                         MICROCIDE
        MEASUREMENT PERIOD           PHARMACEUTICALS,      NASDAQ STOCK           NASDAQ
      (FISCAL YEAR COVERED)                INC.               MARKET          PHARMACEUTICAL
MAY 14, 1996                                       100                 100                 100
DECEMBER 31, 1996                                   71                 109                  91

                    *Assumes $100 Invested On May 14, 1996.
                         Assumes Dividends Reinvested.
                     Fiscal Year Ending December 31, 1996.

                                  PROPOSAL TWO

                     AMENDMENT OF 1996 DIRECTOR OPTION PLAN

     The Company's 1996 Director Option Plan (the "Director Plan") was adopted by the Company's Board of Directors in February 1996 and by the stockholders of the Company in April 1996. A total of 80,000 shares are reserved for issuance under the Director Plan. Pursuant to the Director Plan as originally adopted, each individual who becomes a non-employee Board member for the first time on or after the date of adoption of the plan will automatically be granted an option to purchase 12,000 shares of Common Stock (the "Initial Option") on the date of his or her election or appointment to the Board of Directors, provided such individual was not immediately prior to such time employed by the Company. Such options are exercisable at a price equal to the fair market value of the Company's Common Stock on the date the option is granted, and the right to exercise the shares subject to the option vests over a three-year period. Thereafter, at each annual stockholders' meeting beginning with this 1997 Annual Meeting, each non-employee director with at least six months of service on the Board of Directors will automatically be granted an option to purchase 4,000 shares of Common Stock. Such options are exercisable at a price equal to the fair market value of the Company's Common Stock on the date the option is granted, and the right to exercise the shares subject to the option vests over a one-year period.

     In February 1997, the Board of Directors approved an amendment to the Director Plan with respect to the grant of Initial Options to provide that each individual who becomes a non-employee Board member for the first time on or after the date of amendment of the Director Plan will automatically be granted an option to purchase 16,000 shares of Common Stock (an increase of 4,000 shares for this one-time grant to new, non-employee directors) on the date of his or her election or appointment to the Board of Directors, with the right to exercise the shares subject to the option vesting over a four-year period, rather than a three-year period. The Board believes that the proposed increase in the number of shares subject to Initial Options is in the best interest of the Company and its stockholders. The Board believes that the proposed amendment will increase the Company's ability to attract and retain qualified directors of the Company.

     As of March 31, 1997 no directors of the Company had received Initial Options under the Director Plan, and no nominees for director at this 1997 Annual Meeting will be eligible to receive an Initial Option.

SUMMARY OF THE 1996 DIRECTOR OPTION PLAN

     The essential features of the Director Plan, as amended, are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the Director Plan.

     PURPOSES. The purposes of the Director Plan are to attract and retain the best available personnel for service as outside directors of the Company, to provide additional incentive to such non-employee directors and to encourage their continued service on the Board.

     ADMINISTRATION. The Director Plan is designed to be effective automatically without requiring administration. However, to the extent administration is necessary, it will be provided by the Board. The interpretation and construction of any provision of the Director Plan by the Board shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Director Plan.

     TERMS OF OPTIONS. The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. As of the date of this proxy statement, five directors would have been eligible to receive option grants under the Director Plan, if it had been in effect at that time. New eligible directors will be granted an initial option (the "Initial Option") to purchase 16,000 shares of Common Stock on the date such new director first becomes a non-employee director after the effective date of the Director Plan, provided such non-employee director was not immediately prior to such time an employee director of the Company. Each eligible director shall be granted an option (the "Subsequent Option") to purchase 4,000 additional shares of Common Stock on the date of each annual meeting of the stockholders beginning on the date of the 1997 Annual Meeting. Options granted under the Director Plan expire 10 years after the date of grant. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted. The terms of the options under the Director Plan described above may not be amended more than once every six months, except for amendments to comply with changes in applicable law.

     RULE 16B-3. The Director Plan requires that options granted thereunder must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder from time to time to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Director Plan transactions.

     EXERCISE OF THE OPTIONS. The Initial Option shall become exercisable as to 1/8 of the shares subject to the option six months after the date of grant, and as to 1/48 of the shares in equal monthly installments thereafter, so long as the optionee remains a director. Each Subsequent Option shall become exercisable as to 1/12 of the shares subject to the option in equal monthly installments over one year, commencing on the date of grant of such option, so long as the optionee remains a director. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The consideration to be paid for shares issued upon exercise of options granted under the Directors Plan, including the method of payment, shall be determined by the administrators and may consist entirely of (1) cash, (2) check, (3) shares of Common Stock, (4) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price, or (5) any combination of the foregoing methods.

     OPTION PRICE. The option price under the Director Plan is the fair market value of the Company's Common Stock on the date of grant. The fair market value of a share of Common Stock shall be the last reported sale price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market (or the exchange with the greatest volume of trading in Common Stock) on the date of grant. If the Common Stock of the Company is traded on Nasdaq (but not on the Nasdaq National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the fair market value of a share of Common Stock of the Company shall be the mean between the bid and asked prices for the Common Stock on the date of grant.

     TERMINATION OF STATUS AS A DIRECTOR. The Director Plan provides that if the optionee ceases to serve as a director of the Company, the optionee may, but only within 3 months after the date he or she ceases to be a director, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, provided that the option is exercised no later than its expiration date.

     DISABILITY. If an optionee's service as a director of the Company is terminated as a result of his or her total and permanent disability, the optionee may, but only within twelve months after the date of the optionee's termination, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, provided that the option is exercised no later than its expiration date.

     DEATH. In the event of the death of an optionee, the option may be exercised at any time within 12 months after death, but only to the extent that the option would have been exercisable on the date of death, provided that the option is exercised no later than its expiration date.

     NONTRANSFERABILITY OF OPTIONS. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

     ADJUSTMENTS; DISSOLUTIONS; MERGERS AND ASSET SALES. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Director Plan and the price per share covered by each outstanding option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Company with or into another corporation or a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by such successor corporation, or, if not so assumed, each such option shall terminate.

     AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or discontinue the Director Plan at any time, but any such action shall not adversely affect any stock option then outstanding under the Director Plan without the consent of the holder thereof. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment to the Director Plan in such a manner and to such a degree as required. The Director Plan shall terminate in February 2006. Any options outstanding under the Director Plan at the time of its termination shall remain outstanding until they expire by their terms.

CERTAIN FEDERAL INCOME TAX INFORMATION

     Options granted under the Director Plan are nonstatutory options. An optionee will not recognize any taxable income at the time of grant of a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Because the optionee is a director of the Company and therefore subject to Section 16 of the Exchange Act, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Internal Revenue Code of 1986 (the "Code"). Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

     The foregoing summary of the federal income tax consequences of Director Plan transactions is based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be complete, and does not describe foreign, state or local tax consequences.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock is required to approve the amendment of the Director Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE 1996 DIRECTOR OPTION PLAN

                                 PROPOSAL THREE

                 AMENDMENT TO 1993 AMENDED INCENTIVE STOCK PLAN

GENERAL

     In April 1993, the Board of Directors of the Company adopted the 1993 Amended Incentive Stock Plan (the "Stock Plan"), which was approved by the stockholders in April 1994. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. The Board of Directors and stockholders of the Company have previously reserved for issuance 1,380,000 shares of Common Stock under the Stock Plan. In March 1996, the Board of Directors approved an amendment to the Stock Plan increasing to a total of 1,880,000 the shares of Common Stock reserved for issuance under the Stock Plan, and making certain other changes described below. As of March 1, 1997, options to purchase approximately 839,387 shares were outstanding under the Stock Plan, a total of 314,868 shares had been issued upon the exercise of options granted under the Stock Plan and approximately 225,745 shares remained available for future grant.

     The stockholders are now being requested to consider and approve an amendment to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder to a new total of 1,880,000 shares.

SUMMARY OF STOCK PLAN

     The essential features of the Stock Plan, as amended and restated, are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the Stock Plan, as amended and restated.

     PURPOSES. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees and consultants of the Company and to promote the success of the Company's business.

     ADMINISTRATION. The Stock Plan may be administered by different bodies with respect to optionees who are directors, officers who are not directors and employees of the Company who are neither officers nor directors. With respect to the grant of options to employees who are also officers and directors, subject to Section 16 of the Exchange Act, the Stock Plan shall be administered by (i) the Board of Directors of the Company provided that the Board may do so in compliance with Rule 16b-3 promulgated under the Exchange Act, or (ii) a committee designated by the Board and constituted in such a manner as to comply with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the Stock Plan shall be administered by the Board or by a committee of the Board.

     The administrators of the Stock Plan have full power to select, from among the employees and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the Stock Plan. The interpretation and construction of any provision of the Stock Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Stock Plan.

     ELIGIBILITY. The Stock Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants to the Company. Incentive stock options may only be granted to employees. The Board of Directors or its committee selects the individuals to whom options will be granted and determines the number of shares to be represented by each option as well as the terms thereof.

     STOCK OPTIONS. Each option granted under the Stock Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Board or its committee determines on the date of grant when options become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of: (1) cash, (2) check, (3) promissory note, (4) shares of Common Stock, (5) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods.

          (b) Exercise Price. The exercise price of options granted under the Stock Plan is determined on the date of grant. In the event of the grant of a nonstatutory option below the fair market value, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings. In the case of options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share at the time of grant. For purposes of the Stock Plan, fair market value shall be determined in the same way it is determined under the Director Plan. See "Proposal Two -- Amendment of 1996 Director Option Plan -- Summary of the 1996 Director Option Plan -- Option Price."

          (c) Termination. If the optionee's employment or consulting relationship with the Company is terminated for any reason (other than death or total and permanent disability), options may be exercised within such period as is determined by the Board or its committee (generally 30 days but in any event no more than three months in the case of incentive stock options) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of total and permanent disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date.

          (e) Death. If an optionee should die while serving as an employee or consultant of the Company, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

          (f) Term and Termination of Options. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. The proposed form of option agreement provides that options granted under the Stock Plan expire 10 years from the date of grant. In no event may the term of an incentive stock option be longer than 10 years. No option may be exercised by any person after the expiration of its term. An option granted to an optionee who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five years.

          (g) Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

          (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or its committee.

     ADJUSTMENTS; DISSOLUTIONS; MERGERS AND ASSET SALES. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Stock Plan and the price per share covered by each outstanding option.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. However, the Board may, in its discretion, make provision for accelerating the exercisability of shares subject to options under the Stock Plan in the event of such a proposed dissolution or liquidation. In the event of the merger of the Company with or into another corporation or a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by such successor corporation. However, if a successor does not so assume or substitute, the option shall terminate and the Company shall notify the participant 15 days prior to the closing of the merger.

     AMENDMENT AND TERMINATION OF THE STOCK PLAN. The Board may amend the Stock Plan at any time or from time to time or may terminate the Stock Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Stock Plan for which stockholder approval would be required under applicable law, as in effect at the time. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Stock Plan. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the Stock Plan shall terminate in April 2003. Any options outstanding under the Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

CERTAIN FEDERAL INCOME TAX INFORMATION

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

     The foregoing summary of the federal income tax consequences of Stock Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock is required to approve the amendment of the Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE 1993 AMENDED
                              INCENTIVE STOCK PLAN

                                 PROPOSAL FOUR

                         CONFIRMATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 1997, and recommends that the stockholders confirm the selection. In the event of a negative vote, the Board will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements since 1993. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
               VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        MICROCIDE PHARMACEUTICALS, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

         The undersigned stockholder of MICROCIDE PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 1997 and hereby appoints James E. Rurka and Matthew J. Hogan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of MICROCIDE PHARMACEUTICALS, INC. to be held on May 13, 1997 at 10:00 a.m. local time, at the Company's offices located at 850 Maude Avenue, Mountain View, California, 94043, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         1.      ELECTION OF DIRECTORS:

          [ ]  FOR all nominees listed below   [ ]  WITHHOLD for all nominees
               (except as indicated)                listed below

                 IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
                 BELOW:

                 Joseph S. Lacob, David Schnell, M.D., and L. James Strand,
                 M.D.

         2. PROPOSAL TO AMEND THE 1996 DIRECTOR OPTION PLAN TO INCREASE THE INITIAL OPTION GRANT TO DIRECTORS OF THE COMPANY FROM 12,000 TO 16,000 SHARES:
                 [ ]      FOR       [ ]    AGAINST       [ ]    ABSTAIN

         3. PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1993 AMENDED INCENTIVE STOCK PLAN FROM 1,380,000 TO 1,880,000 SHARES:
                 [ ]      FOR       [ ]    AGAINST       [ ]    ABSTAIN

         4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31, 1997:
                 [ ]      FOR       [ ]    AGAINST       [ ]    ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1996 DIRECTOR OPTION PLAN, FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1993 AMENDED INCENTIVE STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


Dated: __________________, 1997                 ______________________________
                                                           Signature


                                                _______________________________
                                                           Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)